LIMITED POWER OF ATTORNEY			Exhibit 24



KNOW ALL MEN BY THESE PRESENTS that the undersigned has constituted, made and appointed, and by these presents does make, constitute and appoint Lori C. Hair and Karen Kobylski, or either of them, his or her true and lawful Attorneys-in-Fact, who may do for the undersigned and on his or her behalf all of the following:

1.	To execute and deliver any filings made with respect to the
undersigned under Section 16 of the Securities Exchange Act of 1934, as amended, as filed relating to the securities of NetBank, Inc., a Georgia corporation.

2.	To do, execute and perform any other act, matter or thing
whatsoever that ought to be done, executed and performed or in the opinion of any of the Attorneys-in-Fact ought to be done, executed or performed in or about the performance of the foregoing powers set forth in paragraph 1 hereof.

3.	All parties dealing with any of the undersigned's
Attorneys-in-Fact in connection with said powers under paragraph 1 may rely fully upon their power and authority herein, to act for the undersigned and on his or her behalf and in his or her name, and such parties shall be fully protected in so acting, prior to their receipt of notice of any termination hereof by operation of law or otherwise and to such effect the undersigned is hereby bound.

The undersigned has ratified and confirmed, and by these presents does hereby ratify and confirm all that the Attorneys-in-Fact appointed hereby may lawfully do by virtue hereof.

IN WITNESS WHEREOF, the undersigned has granted this Limited
Power of Attorney as of the 2nd day of November, 2006.


			Signature:  /s/Christopher H. B. Mills

			Print Name:    Christopher H. B. Mills